Exhibit 5.1

[Dechert LLP Letterhead]

April 1, 2003

Darling International Inc.
251 O'Connor Ridge Boulevard Suite 300
Irving, TX 75038

Re: 512,198 Shares of Common Stock, as described in the Registration Statement on Form S-8 referred to below

Ladies and Gentlemen:

We have acted as counsel to Darling International Inc. (the “Company”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 512,198 shares (the “Shares”) of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), which may hereafter be issued pursuant to the Darling International Inc. - 1994 Employee Flexible Stock Option Plan (the “Plan”), pursuant to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission under the Securities Act.

We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized by the Company, and that the Shares issuable upon exercise of the stock options granted under the Plan when issued upon exercise of such stock options in accordance with the terms of the Plan and the individual option agreements relating thereto, and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

Our opinion contained herein relates solely to the Delaware General Corporation Law, and we express no opinion herein concerning the laws of any other jurisdiction.

Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP